                          KRAMER, LEVIN, NAFTALIS & FRANKEL
                                   919 Third Avenue
                              New York, N.Y. 10022-3852
                                    (212) 715-9100




                                            October 14, 1996



Stone Bridge Funds, Inc.
Two Portland Square
Portland, ME  04101

    Re:  Stone Bridge Funds, Inc.
         File No. 33-46268

Gentlemen:

    We have acted as counsel to Stone Bridge Funds, Inc. a Maryland corporation (the "Fund"), in connection with the registration of additional shares of common stock, no par value (the "Shares"), as listed in Post-Effective Amendment No. 7 to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Registration Statement").

    We have reviewed insofar as it relates or pertains to the Fund, the Fund's Registration Statement, pursuant to which the Shares are being registered. We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

    Based upon the foregoing, we are of the opinion that the Shares being registered by the Registration Statement are duly authorized and unissued shares of common stock, and when the shares have been duly sold, issued and paid for as contemplated in a Prospectus forming a part of an effective Registration Statement of the Fund, the Shares will have been validly and legally issued (assuming there is no amendment to the Fund's Articles of Incorporation in the future to the contrary) and will be fully paid and non-assessable shares of common stock of the Fund under the laws of the State of Maryland.

    We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof which we have deemed appropriate under the circumstances.

    We consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 7 to the Fund's Registration Statement.


                                          Very truly yours,



                                          /s/ Kramer, Levin, Naftalis & Frankel